Exhibit 32.2

Sanomedics International Holding, Inc.
 Certification of Principal Financial Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the annual report of Sanomedics International Holding, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011, Steven L. Relis hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: April 16,  2012

By:	/s/ Steven L. Relis
Steven L. Relis
Principal Financial Officer